EXHIBIT 23



Consent of BDO Seidman, LLP

Ionatron, Inc.
Tucson, Arizona

We hereby consent to the incorporation by reference in the Registration Nos. 33-82758, 33-89800, 33-94924 and 333-21667 on Form S-3 and Nos. 33-55020,
33-71978, 333-44459, 333-41332 and 333-113656 on Form S-8 of Ionatron, Inc. of
our reports dated March 11, 2005, relating to the consolidated financial statements, and the effectiveness of Ionatron, Inc.'s internal control over financial reporting appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.


(Signed manually)
BDO Seidman, LLP
Los Angeles, California

March 15, 2004